EXHIBIT 99.1

                                 --------------

                              Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                 December 31, 1999 and August 31, 1999, and for
                     the four months ended December 31,1999
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan
                              Financial Statements
                           and Supplemental Schedules

         December 31, 1999 and August 31, 1999, and for the four months ended December 31, 1999

                                Table of Contents

Independent Auditors' Report..................................................1

Audited Financial Statements

Statements of Net Assets Available for Benefits...............................2
Statement of Changes in Net Assets Available for Benefits.....................3
Notes to Financial Statements.................................................4


Supplemental Schedules

Line 27a - Schedule of Assets Held for Investment Purposes....................9
Line 27d - Schedule of Reportable Transactions...............................10

                          Amcast Industrial Corporation

                           401(k) Salary Deferral Plan

                 Statements of Net Assets Available for Benefits


                                                    December 31       August 31
                                                      1999              1999
                                                   -----------       -----------
Assets Cash and cash equivalents:

    Uninvested cash                                $   122,414       $     6,792

Investments, at fair value:
    Shares of registered investment companies       23,387,460        22,290,840
    Common/collective trust fund                     9,778,655         9,845,653
    Amcast Industrial Corporation common stock       4,558,183         3,781,297
    Loans to participants                            1,389,767         1,360,937
                                                   -----------       -----------
                                                    39,114,065        37,278,727

Receivables:
    Accrued interest and dividend income                 3,680             3,022
    Employer contributions receivable                   18,692            12,137
    Employee contributions receivable                  107,087            84,646
                                                   -----------       -----------
                                                       129,458            99,805

Net assets available for benefits                  $39,365,937       $37,385,324
                                                  ============       ===========


See accompanying notes.

                          Amcast Industrial Corporation

                           401(k) Salary Deferral Plan

            Statement of Changes in Net Assets Available for Benefits
                       Four months ended December 31, 1999


                                                        Fund Information

                                 --------------------------------------------------------------------------
                                     Amcast      T. Rowe     T. Rowe       T. Rowe     T. Rowe     T. Rowe
                                   Industrial     Price       Price         Price       Price       Price
                                  Corporation     Stable  International      New         New       Equity
                                     Common       Value       Stock        Horizons     Income    Index 500
                                     Stock        Fund        Fund           Fund        Fund       Fund
                                 --------------------------------------------------------------------------

Additions:
   Investment income:
    Interest and dividends       $   71,268  $  189,464   $ 20,152        $ 45,375   $   26,797  $   77,221
    Net appreciation
      (depreciation) in fair
      value of investments          229,414           -     58,594          55,008      (18,453)    783,849
   Contributions:
    Participant                      86,100     229,754     36,570          56,141       77,360     318,720
    Employer                        288,072       1,416        338             574        1,226       4,756
                                 --------------------------------------------------------------------------
                                    674,854     420,634    115,654         157,098       86,930   1,184,546

Deductions:
   Benefit payments                 (72,167)   (348,634)    (2,891)        (10,931)     (30,331)    (97,916)

Interfund transfers                 184,612    (132,475)    90,465          (5,615)     (34,591)   (146,308)
                                 --------------------------------------------------------------------------

Net (decrease) increase             787,299     (60,475)   203,228         140,552       22,008     940,322

Net assets available for
   benefits, August 31, 1998      3,797,451   9,862,187    239,586         330,857    1,248,318   7,406,193
                                 --------------------------------------------------------------------------
Net assets available for
   benefits, August 31, 1999     $4,584,750  $9,801,712   $442,814        $471,409   $1,270,326  $8,346,515
                                 ==========================================================================


                                 ---------------------------------------------------------------
                                  T. Rowe     T. Rowe
                                   Price       Price
                                  Equity      Capital                     (1)
                                  Income    Appreciation               Unallocated
                                   Fund         Fund         Other        Fund          Total
                                 ---------------------------------------------------------------

Additions:
   Investment income:
    Interest and dividends       $  700,740   $  419,739    $   36,827  $      -     $ 1,587,583
    Net appreciation
      (depreciation) in fair
      value of investments         (964,052)    (449,276)            -         -        (304,916)
   Contributions:
    Participant                     283,177      131,036             -         -       1,218,860
    Employer                          3,495          646             -         -         300,523
                                 ---------------------------------------------------------------
                                     23,360      102,146        36,827         -       2,802,049

Deductions:
   Benefit payments                (211,562)     (67,257)      (10,618)        -        (852,307)

Interfund transfers                 (78,228)      34,768         2,621   115,622          30,871
                                 ---------------------------------------------------------------

Net (decrease) increase            (266,430)      69,657        28,830   115,622       1,980,613

Net assets available for
   benefits, August 31, 1998      9,550,149    3,582,854     1,360,937     6,792      37,385,324
                                 ---------------------------------------------------------------
Net assets available for
   benefits, August 31, 1999     $9,283,719   $3,652,511    $1,389,767  $122,414     $39,365,937
                                 ===============================================================


                          Amcast Industrial Corporation

                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 1999

1. Description of the Plan

The following description of Amcast Industrial Corporation 401(k) Salary Deferral Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the plan's provisions.

General

The Plan is a contributory defined contribution plan covering substantially all employees of Amcast Industrial Corporation (the Company and Plan Sponsor) who are compensated on a salary basis or are hourly and are not covered by a collective bargaining agreement. Eligible employees may participate on the first day of the month coincident with or first following six months of employment. It is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Each year, participants may contribute, in whole percentages, an amount up to 20 percent of annual compensation, as defined by the Plan Document. Additionally, participants may make up to two lump sum contributions to the Plan per year. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes matching contributions equal to 15 percent (25 percent for Lee Brass employees) of the first 6 percent of compensation that is deferred by participants to the Plan. These matching contributions are made in common stock of the Company. The Company also makes supplemental matching contributions to the Plan provided that the Company's annual minimum return on net worth is at least 10.1 percent. The amount of these supplemental matching contributions increases based upon the level of return; however, the amount shall not exceed 35 percent of the participants' salary deferral contributions. All employer contributions are in Company stock.

Vesting

Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service.

Participant Loans

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of the lesser of $50,000 (less the highest outstanding balance of any loan made to the participant under the Plan during the 12-month period preceding the date of the loan) or 50 percent of his or her vested account balance. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest and principal is paid ratably through at least quarterly payroll deductions.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, in either cash or stock.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant notes receivable are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owned by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year.

3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets at December 31, 1999, and August 31, 1999 are as follows:


                                                      December 31    August 31
                                                         1999           1999
                                                      ----------    ------------

Amcast Industrial Corporation common stock            $4,558,183    $3,781,297
Shares of registered investment companies:
   T. Rowe Price Capital Appreciation Fund             3,641,403     3,573,335
   T. Rowe Price Equity Index 500 Fund                 8,317,618     7,381,677
   T. Rowe Price Equity Income Fund                    9,257,704     9,525,965
Common/collective trust fund:
   T. Rowe Price Stable Value Fund                     9,778,655     9,845,643


     During the four months ended December 31, 1999, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $304,916 as follows:


                                                           Year ended
                                                        December 31, 1999
                                                        -----------------
Investments at fair value, as determined by quoted market price:

     Shares of registered investment companies              $(534,330)
     Amcast Industrial Corporation common stock               229,414
                                                            ----------
                                                            $(304,916)
                                                            ==========

4. Income Tax Status

The Internal Revenue Service ruled on July 21, 1992, that the Plan qualifies under Section 401(a) of the Internal Revenue Code (the "IRC") and, therefore, the underlying trust is not subject to income tax under present tax law. The Plan was subsequently amended. The Pension Administration Committee believes that the Plan, as amended is operating in conformity with the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Administration Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company which is the Plan Sponsor.

6. Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7. Reportable Conditions

There were no reportable transactions during the four months ended December 31, 1999.

                             Supplemental Schedules

                          Amcast Industrial Corporation

                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

           Line 27a - Schedule of Assets Held for Investment Purposes

                                December 31, 1999



                                                          Description of                              Current
Identity of Issue                                           Investment                 Cost            Value
--------------------------------------------------------------------------------------------------------------


Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                     23,107 shares         368,055          439,726
 *  T. Rowe Price New Horizons Fund                            16,975 shares         405,827          467,316
 *  T. Rowe Price New Income Fund                             154,864 shares       1,365,353        1,263,693
 *  T. Rowe Price Capital Appreciation Fund                   291,079 shares       4,010,281        3,641,403
 *  T. Rowe Price Equity Index 500 Fund                       210,253 shares       5,596,170        8,317,618
 *  T. Rowe Price Equity Income Fund                          373,144 shares       8,587,787        9,257,704
                                                                             ---------------------------------
                                                                                  20,333,473       23,387,460

Common/collective trust fund

 *  T. Rowe Price Stable Value Fund                          9,778,655 units       9,778,655        9,778,655

 *  Amcast Industrial Corporation common stock                278,362 shares       4,904,573        4,558,183

                                                          Rates ranging from

Participant loans                                             7% to 10%                    -        1,389,767
                                                                             ---------------------------------

                                                                                $ 35,016,701     $ 39,114,065
                                                                             =================================

 * Indicates party-in-interest to the Plan.